Exhibit 99.B(d)(35)

AMENDMENT TO INVESTMENT SUB-ADVISORY
AGREEMENT FOR SEI INSTITUTIONAL INVESTMENTS TRUST

THIS AMENDMENT to the Investment Management Agreement between Fiera Capital
Inc. (the “Sub-Adviser”) and SEI Investments Management Company (the “Adviser”), is made effective as of the 31st day of January 2022.

WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Management Agreement dated as of March 28, 2017, as amended June 28, 2018 (the “Agreement”); and

WHEREAS, subject to the SEI Board of Trustees’ continued approval, the parties desire to amend the Agreement to allow Sub-Adviser to delegate certain advisory duties and responsibilities under the Agreement to StonePine Asset Management, Inc.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.            Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.            Unless otherwise set forth herein, all provisions of the Agreement shall remain in effect.

3.            The last Paragraph at the end of Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

To the extent permitted by law, the services to be furnished by the Sub-Adviser under this Agreement may be furnished through the mediums of:

•	any of the Sub-Adviser’s partners, officers, employees or control affiliates (or such control affiliates’ employees or officers);

•	an SEI Board of Trustees approved delegation of certain advisory functions to StonePine Asset Management Inc.;

•	provided, however, that the use of such mediums noted above does not relieve the Sub-Adviser from any obligation or duty under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year written above.

SEI Investments Management Corporation		Fiera Capital Inc.

By:	/s/ James Smigiel	By:	/s/ Michael Quigley

Name:	James Smigiel	Name:	Michael Quigley

Title:	Chief Investment Officer	Title:	Executive Vice President and Head of Distribution

Fiera Capital Inc.

		By:	/s/ Stephen A. McShea

		Name:	Stephen A. McShea

		Title:	General Counsel

2